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                                                                   Exhibit 4(b)
                                                              Limited Guarantee

                                AMENDMENT NO. 1
                                       TO
                          LIMITED GUARANTEE AGREEMENT

        Amendment to the Limited Guarantee Agreement dated as of June 16, 1995 (the "Agreement") by and between The Travelers Insurance Company ("TIC") and The Travelers Life and Annuity Company ("TLAC").

        WHEREAS, TIC and TLAC entered into the Agreement in order to comply with Securities and Exchange Commission ("SEC") Form S-2 requirements under the Securities Act of 1933, which required a guarantee from an SEC registrant, such as TIC, in order to permit TLAC to register its TTM Modified Guaranteed Annuity Contracts with the SEC on Form S-2;

        WHEREAS, TLAC desires to register additional TTM Modified Guaranteed Annuity Contracts with the SEC on Form S-2 which must be guaranteed by TIC; and

        WHEREAS, TIC desires to guaranty TLAC's additional TTM Modified Guaranteed Annuity Contracts.

        NOW THEREFORE the parties agree as follows:

        Effective as of November 25, 1996, the Agreement is hereby being amended to add a new second sentence to paragraph 1 to read the follows:
Travelers Insurance hereby guarantees up to an additional One Hundred Fifty Million (150,000,000) Dollars in securities of TLAC, as to principal and interest only in accordance with the requirements of Form S-2 where those securities are defined as the TLAC TTM Modified Guaranteed Annuity Contracts referred to in the Registration Statement on Form S-2 (File No. 333-15687) and the related Prospectus, (the "Annuity Contracts").
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        IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Agreement by their respective officials thereunto duly authorized and in the case of TIC its seal to be affixed.


                                   Acknowledged and Agreed

                                   The Travelers Insurance Company


                                   By:   Michael A. Carpenter
                                      ----------------------------------------
                                   Its:  President
                                       ---------------------------------------
                                   Date: April 21, 1997
                                        --------------------------------------


                                   The Travelers Life and Annuity Company


                                   By:   Michael A. Carpenter
                                      ----------------------------------------
                                   Its:  President
                                       ---------------------------------------
                                   Date: April 21, 1997
                                        --------------------------------------